Exhibit 3.29

Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453) Expedite this Form: (Select one) Mail Form to one of the Following: PO Box 1390 Yes Columbus, OH 43216 Requires an additional fee of $100 PO Box 670 No Columbus, OH 43216 www.state.oh.us/sos e-mail: busserv@sos.state.oh.us INITIAL ARTICLES OF INCORPORATION (For Domestic Profit or Non-Profit ) Filling Fee $125.00 THE UNDERSIGNED HEREBY STATES THE FOLLOWING: (CHECK ONLY ONE(1) BOX) (1) Articles of Incorporation Profit (113-ARF) ORC 1701 (2) Articles of Incorporation Non-Profit (114-ARN) ORC 1702 (3) Articles of Incorporation Professional (170-ARP) Profession ORC 1785 Complete the general information in this section for the box checked above. FIRST: Name of Corporation Buckeye Check Cashing of Utah,Inc. SECOND: Location Dublin (City) Franklin (County) Effective Date (Optional) (mm/dd/yyyy) Date specified can be no more than 90 days after date of filling. If a date is specified, the date must be a date on or after the date of filling. Check here if additional provisions are attached Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked. THIRD: Purpose for which corporation is formed The Purpose of said corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 through 1701.98, inclusive, of the Ohio Revised Code. Complete the information in this section if box (1) or (3) is checked. FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred and their par value if any) 1,500 (No. of Shares) Common (Type) No par value (Par Value) (Refer to instructions if needed)

Completing the information in this section is optional FIFTH: The following are the names and addresses of the individuals who are to serve as initial Directors. (Name) (Street)  NOTE: P.O. Box Addresses are NOT acceptable. (City) (State) (Zip Code) (Name) (Street)  NOTE: P.O. Box Addresses are NOT acceptable. (City) (State) (Zip Code) (Name) (Street)  NOTE: P.O. Box Addresses are NOT acceptable. (City) (State) (Zip Code) REQUIRED Must be authenticated (signed) by an authorized Representative (See Instructions) Mercury Agent Company Authorized Representative July 26, 2004 Date Mercury Agent Company, an Ohio corporation By: Sharon K. Ferquson, Secretary Authorized Representative Date Print Name Authorized Representative Date Print Name

Complete the Information in this section If box (1) (2) or (3) is checked. ORIGINAL APPOINTMENT OF STATUTORY AGENT The undersigned, being at least a majority of the incorporators of Buckeye Check Cashing of Utah, Inc. hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is Mercury Agent Company (Name) 250 West Street, Suite 700 (Street) Columbus, Ohio 43215 (City) (Zip Code) Must be authenticated by an authorized representative Mercury agent Company July 26, 2004 Authorized Representative Date Mercury Agent Company, an Ohio corporation By: Sharon K, Ferguson, Secretary Authorized Representative Date ACCEPTANCE OF APPOINTMENT The Undersigned, Sharon K, Ferguson, Secretary of Mercury Agent Company, named herein as the Statutory agent for, Buckeye Check Cashing of Utah, Inc, , hereby acknowledges and accepts the appointment of statutory agent for said entity. Signature: (Statutory Agent)

SIXTH:                                                     The corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the corporation and the selling shareholder or shareholders.

SEVENTH:                                 The Board of Directors is hereby authorized to fix and determine whether any surplus, and, if any, what part of the surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and, without action by the shareholders, to use and apply surplus, or any part thereof, or such part of the stated capital of the corporation as is permitted under the provisions of Section 1701.35 of the Ohio Revised Code, or any statute of like tenor or effect which is hereafter enacted, at any time, or from time to time, in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness of the corporation, or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

EIGHTH:                                          No person shall be disqualified from being a director of the corporation because he or she is or may be a party to, and no director of the corporation shall be disqualified from entering into, any contract or other transaction to which the corporation is or may be a party. No contract or other transaction to which the corporation is or may be a party shall be void or voidable for the reason that any director or officer or other agent of the corporation is a party thereto, or otherwise has any direct or indirect interest in such contract or transaction or in any other party thereto, or for reason that any interested director or officer or other agent of the corporation authorizes or participates in authorization of such contract or transaction, (a) if the material facts as to such interest are disclosed or are otherwise known to the Board of Directors or applicable committee of directors at the time the contract or transaction is authorized, and at least a majority of the disinterested directors or disinterested members of the committee vote for or otherwise take action authorizing such contract or transaction, even though such disinterested directors or members are less than a quorum, or (b) if the contract or transaction (i) is not less favorable to the corporation than an arm’s length contract or transaction in which no director or officer or other agent of the corporation has any interest or (ii) is otherwise fair to the corporation as of the time it is authorized. Any interested director may be counted in determining the presence of a quorum at any meeting of the Board of Directors or any committee thereof which authorizes the contract or transaction.

NINTH:                                                   The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code or any statute of like tenor or effect which is hereafter enacted shall not apply to the corporation. The corporation shall, to the fullest extent not prohibited by any provision of applicable law other than Section 1701.13(E)(5)(a) of the Ohio Revised Code or any statute of like tenor or effect which is hereafter enacted, indemnify each director and officer against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred by or imposed upon such person in connection with any action, suit, investigation or proceeding (or any claim or other matter therein), whether civil, criminal, administrative or otherwise in nature, including any settlements thereof or any appeals therein, with respect to which such person is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a director or officer of the corporation, or by any reason of being or at any time having been, while such a director or officer, an employee or other agent of the corporation or, at the direction or request of the corporation, a director, trustee, officer, administrator, manager, employee, adviser or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan.

The corporation shall indemnify any other person to the extent such person shall be entitled to indemnification under Ohio law by reason of being successful on the merits or otherwise in defense of an action to which such person is named a party by reason of being an employee or other agent of the corporation, and the corporation may further indemnify any such person if it is determined on a case by case basis by the Board of Directors that indemnification is proper in the specific case.

Notwithstanding anything to the contrary in these Articles of Incorporation, no person shall be indemnified to the extent, if any, it is determined by the Board of Directors or by written opinion of legal counsel designated by the Board of Directors for such purpose that indemnification is contrary to applicable law.

TENTH:                                                 Notwithstanding any provisions of the Ohio Revised Code, now or hereafter in force, requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-thirds (2/3) or any other proportion of the voting power of the corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class of shares thereof.